EXHIBIT 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Mission West Properties, Inc. (the “Company”) for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Carl E. Berg, Chairman of the Board and Chief Executive Officer, Raymond V. Marino, President and Chief Operating Officer, and Wayne N. Pham, Vice President of Finance and Controller of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods included in the Report.

/s/ Carl E. Berg
Carl E. Berg Chairman of the Board and Chief Executive Officer March 16, 2010

/s/ Raymond V. Marino
Raymond V. Marino President and Chief Operating Officer March 16, 2010

/s/ Wayne N. Pham
Wayne N. Pham Vice President of Finance and Controller March 16, 2010

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.